UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 1-6615

Delaware	95-2594729
(State or Other Jurisdiction Incorporation)	(IRS Employer No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 8.01 Other Events.

As previously disclosed, on March 23, 2017, Superior Industries International, Inc. (“Superior”) announced that it had entered into various agreements to commence a tender offer (the “Tender Offer”) to acquire all of the outstanding shares of Uniwheels AG (“Uniwheels”). On May 22, 2017, Superior announced that it has achieved the 75% tender offer threshold required for it to consummate the Tender Offer. The shares tendered include the controlling interest held by Uniwheels Holdings (Malta) Ltd. totaling 61.3% of the outstanding shares. There are no additional conditions necessary for Superior to consummate the acquisition of the shares of Uniwheels in the Tender Offer.

The subscription period expires on May 22, 2017, and the Tender Offer is expected to be concluded on or about May 30, 2017. Following the expiration of the subscription period, Superior will provide a further update once the final results of the tender offer are determined.

A copy of the press release is attached hereto as 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: May 22, 2017	By:	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 22, 2017